Exhibit 99.1

Orbital Energy Group Reports Third Quarter 2021 Financial Results

Company Reports 90% Sequential Revenue Increase and Third Quarter Gross Profit

HOUSTON, (November 15, 2021) — Orbital Energy Group, Inc. (Nasdaq: OEG) ("Orbital Energy" or the "Company") today reported unaudited financial results for the three and nine months ended September 30, 2021.

Third Quarter Highlights

●	Revenues of $30.9 million, compared to $16.3 million in the prior quarter and $13.6 million for the third quarter of 2020;

●	Gross profit of $3.8 million, compared to gross loss of $1.2 million in the second quarter of 2021 and gross profit of $2.4 million in the prior-year quarter;

●	Operating loss of $11.7 million, a $6.5 million sequential improvement;

●	Gibson Technical Services (“GTS”) awarded multiple Rural Opportunity Digital Fund (RDOF) awards for Charter Communications and TEC

●	Acquired IMMCO, Inc., a full-service telecom engineering and network design company;

●	Orbital Solar Services awarded 130-MW utility-scale solar farm project

"Our third quarter results reflect the progression of our ongoing strategy to build a full-service infrastructure services platform. Revenues more than doubled year-over-year primarily driven by continued organic growth within Orbital Power Systems, a full quarter’s contribution from Gibson Technical Services and our tuck-in acquisition of IMMCO," said Jim O'Neil, Vice Chairman and CEO of Orbital Energy Group. " In addition, Orbital Solar was awarded its second large utility scale solar project, and our total backlog increased by $115 million during the quarter. As our revenue ramps, we expect increased efficiencies and improved margins in the fourth quarter, as we continue on our path to profitability through a combination of sustained organic growth and strategic acquisitions."

Third Quarter 2021 Financial Results

Total revenue was $30.9 million, compared to $16.3 million in the previous quarter and $13.6 million in the third quarter of 2020.

Electric Power and Solar Infrastructure Services revenue for the quarter was $24.8 million, compared to $11.5 million in the second quarter of 2021 and $9.5 million in the third quarter of 2020.  The increase was primarily due to the acquisitions of GTS and IMMCO, as well as Orbital Power Inc.’s continued growth with utility customers throughout the southern United States. Integrated Energy Infrastructure Solutions and Services revenue was $6.1 million in the third quarter, compared to $4.8 million in the second quarter and $4.1 million in the year-ago quarter. The increase was due to significantly higher revenue in our U.K. operations and slightly higher revenue in the North American operations.

Gross profit in the third quarter was $3.8 million, compared to a gross loss of $1.2 million in the second quarter and gross profit of $2.4 million in the third quarter of 2020. The sequential and year-over-year improvement was primarily due to increased revenues which more than offset higher ramp-up costs within Orbital Power Systems.

Total operating expenses were $15.5 million, compared to $17.1 in the prior quarter and $8.7 million in the third quarter of 2020. The sequential decrease was primarily due to reduced equity vesting and other stock-related expenses, while the year-over-year increase was primarily due to ramp-up costs and the inclusion of GTS and IMMCO in the current year.

Loss from operations before taxes was $12.2 million, compared to $17.2 million in the previous quarter and $5.8 million in the third quarter of 2020. The sequential improvement is primarily due to improved gross profit, while the year-over-year decline was due to ramp-up costs.

Conference Call

Management will host a conference call today, November 15, 2021 at 8:30 am ET to discuss these results and recent corporate developments. After management's opening remarks, there will be a question-and-answer period. To access the call, please dial (888) 734-0328 or (678) 894-3054 and provide conference ID 1137919. A live webcast of the conference call and accompanying slide presentation can be accessed via the Investor Relations/Events & Presentations section of the Orbital Energy website (www.orbitalenergygroup.com).

For those unable to attend the live call, a telephonic replay will be available until December 1, 2021. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 1137919. An archived copy of the webcast and slide presentation will also be available via the link provided above.

About Orbital

Orbital Energy Group, Inc. (Nasdaq: OEG) is creating a diversified energy services platform through the acquisition and development of innovative companies. Orbital Energy's group of businesses includes Orbital Power Services, Orbital Solar Services, Orbital Telecom Services and Orbital Gas Systems.

Orbital Power Services provides engineering, construction, maintenance and emergency response solutions to the power, utilities, and midstream markets.

Orbital Solar Services provides engineering, procurement, and construction ("EPC") expertise in the renewable energy industry and established relationships with solar developers and panel manufacturers in the utility scale solar market.

Orbital Telecom Services, operating as Gibson Technical Services, has nationwide locations equipped to effectively support multi-vendor OEM technology environments and outside plant construction operations on an as-needed basis with specialized services in broadband, wireless, outside plant and building technologies, including healthcare.

Orbital Gas Systems is a 30-year leader in innovative gas solutions, serving the energy, power and processing markets through the design, installation and commissioning of industrial gas sampling, measurement, and delivery systems.

As a publicly traded company, Orbital Energy is dedicated to maximizing shareholder value. But most important, our commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors, and global community.

For more information please visit: www.orbitalenergygroup.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the expected use of proceeds.  These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms.  These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the risk factors set forth in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2020, its periodic reports on Form 10-Q, and its Current Reports on Form 8-K filed in 2020 and 2021, as well as the risks identified in the shelf registration statement and the prospectus supplement relating to the offering. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. Orbital undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:

Three Part Advisors

John Beisler or Steven Hooser

817-310-8776
investors@orbitalenergygroup.com

Orbital Energy Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and per share amounts)	2021	2020

Assets:
Current Assets:
Cash and cash equivalents	$11,179	$3,046
Restricted cash - current	150	452
Trade accounts receivable, net of allowance of $1,348 and $1,227 at September 30, 2021 and December 31, 2020, respectively	22,953	8,487
Inventories	1,790	1,123
Contract assets	9,048	7,860
Note receivable, current portion	44	44
Prepaid expenses and other current assets	5,926	3,786
Total current assets	51,090	24,798

Property and equipment, less accumulated depreciation of $3,814 and $2,158 at September 30, 2021 and December 31, 2020, respectively	14,800	6,395
Investment	1,063	1,063
Right of use assets - Operating leases	12,880	7,054
Right of use assets - Financing leases	11,238	-
Goodwill	30,337	7,006
Other intangible assets, net	41,304	13,697
Restricted cash	1,026	1,026
Note receivable	3,210	3,602
Deposits and other assets	1,083	1,404
Total assets	$168,031	$66,045

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$7,710	$9,913
Notes payable, current	25,175	12,246
Line of credit	—	441
Operating lease obligations - current portion	3,895	1,784
Financing lease obligations - current portion	3,805	1
Accrued expenses	10,290	5,881
Contract liabilities	4,188	6,810
Total current liabilities	55,063	37,076
Notes payable, less current portion	4,854	5,056
Operating lease obligations, less current portion	8,897	5,211
Financing lease obligations, less current portion	7,561	—
Contingent consideration	720	720
Other long-term liabilities	69	835
Total liabilities	77,164	48,898

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at September 30, 2021 or December 31, 2020	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 66,161,108 shares issued and 65,808,045 shares outstanding at September 30, 2021 and 31,029,642 shares issued and 30,676,579 shares outstanding at December 31, 2020	66	31
Additional paid-in capital	281,498	171,616
Treasury stock at cost; 353,063 shares held at September 30, 2021 and December 31, 2020	(413)	(413)
Accumulated deficit	(185,993)	(149,681)
Accumulated other comprehensive loss	(4,291)	(4,406)
Total stockholders' equity	90,867	17,147
Total liabilities and stockholders' equity	$168,031	$66,045

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months		For the Nine Months
(in thousands, except share and per share amounts)	Ended September 30,		Ended September 30,
	2021	2020	2021	2020

Revenues	$30,919	$13,615	$56,718	$27,078

Cost of revenues	27,131	11,261	55,400	23,121

Gross profit	3,788	2,354	1,318	3,957

Operating expenses:
Selling, general and administrative expense	13,701	7,179	43,856	21,158
Depreciation and amortization	1,738	1,454	4,668	3,285
Research and development	1	6	2	51
Provision for bad debt	87	15	65	23
Other operating (income) expense	(6)	23	(15)	23

Total operating expenses	15,521	8,677	48,576	24,540

Loss from operations	(11,733)	(6,323)	(47,258)	(20,583)

Other income	754	860	3,009	62
Interest expense	(1,266)	(333)	(3,098)	(469)

Loss from continuing operations before income taxes and net loss of affiliate	(12,245)	(5,796)	(47,347)	(20,990)
Net loss of affiliate	—	—	—	(4,806)
Loss from continuing operations before income taxes	(12,245)	(5,796)	(47,347)	(25,796)

Income tax benefit	(2,098)	(61)	(11,035)	(3,211)

Loss from continuing operations, net of income taxes	(10,147)	(5,735)	(36,312)	(22,585)

Discontinued operations
Income from operations of discontinued power and electromechanical businesses	—	3,403	—	3,512
Income tax expense	—	870	—	835
Income from discontinued operations, net of income taxes	—	2,533	—	2,677

Net loss	$(10,147)	$(3,202)	$(36,312)	$(19,908)

Basic and diluted weighted average common shares outstanding	62,823,330	30,430,422	53,142,557	29,761,135

Loss from continuing operations per common share - basic and diluted	$(0.16)	$(0.19)	$(0.68)	$(0.76)

Income from discontinued operations - basic and diluted	—	0.08	—	0.09

Loss per common share - basic and diluted	$(0.16)	$(0.11)	$(0.68)	$(0.67)

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months
(in thousands)	Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,312)	$(19,908)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,671	573
Amortization of intangibles	4,262	3,043
Amortization of note receivable discount	(237)	(214)
Stock-based compensation and expense	9,833	12
Fair value adjustment to liability for stock appreciation rights	2,543	—
Amortization of debt discount	2,016	—
Gain on extinguishment of debt	(2,400)	—
Non-cash loss on equity method investment in affiliate	—	4,806
Gain on sale of business	—	(14)
Provision for bad debt	65	23
Deferred income taxes	(11,176)	(1,195)
Inventory reserve	(291)	(185)
(Gain) loss on sale of assets	(15)	23
Non-cash unrealized foreign currency gain	233	516

Change in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	(5,396)	(3,273)
Inventories	(189)	2,601
Contract assets	(2,077)	(526)
Prepaid expenses and other current assets	1,944	286
Right of use assets/lease liabilities, net	(21)	(152)
Deposits and other assets	(259)	(1,184)
Accounts payable	(2,529)	351
Accrued expenses	1,950	1,264
Contract liabilities	(1,421)	3,227
NET CASH USED IN OPERATING ACTIVITIES	(36,806)	(9,926)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions, net of cash received	(36,890)	(2,981)
Purchases of property and equipment	(6,594)	(1,474)
Deposits on financing lease property and equipment	(481)	—
Cash paid for working capital adjustment on Power group disposition	—	(2,804)
Sale of discontinued operations, net of cash	—	(227)
Proceeds from sale of property and equipment	93	94
Purchase of other intangible assets	(702)	(10)
Purchase of convertible notes receivable	—	(260)
Purchase of investment	—	(210)
Proceeds from notes receivable	621	—
NET CASH USED IN INVESTING ACTIVITIES	(43,953)	(7,872)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	—	100
Payments on line of credit	(441)	(99)
Payments on financing lease obligations	(897)	(3)
Proceeds from notes payable	19,400	3,864
Payments on notes payable	(7,490)	(1,747)
Proceeds from sales of common stock	78,046	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	88,618	2,115

Effect of exchange rate changes on cash	(28)	(20)
Net increase (decrease) in cash, cash equivalents and restricted cash	7,831	(15,703)
Cash, cash equivalents and restricted cash at beginning of period	4,524	23,351

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$12,355	$7,648

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Loss are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and are not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Loss should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Loss exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Loss are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Loss might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Loss are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net Loss are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Loss eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited, Orbital Solar Services, and Orbital Telecom Services as well as non-cash expenses associated with impairments, non-cash gains and losses related to the Company's equity method investment in VPS and stock-based compensation, royalties and services during the period.

(in thousands)	For the Three Months Ended		For the Nine Months Ended
(Unaudited)	September 30,		September 30,
	2021	2020	2021	2020
EBITDA:
Net loss	$(10,147)	$(3,202)	$(36,312)	$(19,908)
Plus Interest expense	1,266	333	3,098	469
Plus: Income tax expense (benefit)	(2,098)	809	(11,035)	(2,376)
Plus: Depreciation and amortization	2,899	1,581	6,933	3,616
EBITDA	$(8,080)	$(479)	$(37,316)	$(18,199)

Adjusted EBITDA:
Minus: Gain on disposal of discontinued operation	—	(14)	—	(14)
Plus: Bad debt	87	15	65	23
Plus: Stock and stock to be issued for compensation, royalties and services	1,767	5	9,833	12
Plus: Non-cash loss on equity method investment in VPS	—	—	—	4,806
Adjusted EBITDA	$(6,226)	$(473)	$(27,418)	$(13,372)

Adjusted net loss:
Net loss	$(10,147)	$(3,202)	$(36,312)	$(19,908)
Minus: Gain on disposal of discontinued operation	—	(14)	—	(14)
Plus: Amortization expense of Orbital, Orbital Solar Services, and Orbital Telecom Services acquisition intangibles	1,410	1,316	3,974	2,872
Plus: Stock and stock to be issued for compensation, royalties and services	1,767	5	9,833	12
Plus: Non-cash loss on equity method investment in VPS	—	—	—	4,806
Adjusted net loss	$(6,970)	$(1,895)	$(22,505)	$(12,232)